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                                                                   EXHIBIT 10.11

                                      LEASE


         THIS LEASE AGREEMENT is made and entered into on June 3, 2002, between Jim D. McMillion and Sandra T. McMillion (hereafter referred to as "Lessor"), and First Bank (hereinafter referred to as "Lessee").

         1. Leased Premises. Lessor hereby demises and leases to Lessee, for a term of two (2) years, the premises commonly known as 1118 North Main, Suite B, Franklin, Indiana 46131. This Lease shall terminate on May 31, 2004.

         2. Rent. Lessee agrees to pay, without demand, to Lessor as rent for the leased premises the sum of $900.00 per month in advance on the first (1st) day of each calendar month beginning June 1, 2002. Rental payments shall be made payable to and sent to Lessor at Lessor's address: 1118 North Main Street, Suite A, Franklin, Indiana 46131.

         3. Security Deposit. On execution of this Lease, Lessee deposits with Lessor $900.00, receipt of which is acknowledged by Lessor, as a damage deposit and as security for the faithful performance by Lessee of the terms hereof. The security deposit shall be returned to Lessee, without interest, when this Lease is terminated, if not applied toward the payment of rent in arrears or toward the payment of damages suffered by Lessor by reason of any breach of the terms and conditions of the Lease by Lessee.

         4. Quest Enjoyment. Lessor covenants that on Lessee's paying the rent and performing the covenants herein contained, Lessee shall peacefully and quietly have, hold and enjoy the leased premises for the agree term.

         5. Use of Premises. The leased premises shall be used and occupied by Lessee exclusively as an office, and neither the premises nor any part thereof shall be used at any time during the term of this lease by Lessee for the purpose of carrying on any business, profession or trade of any kind, or for any purpose other than as an office. Lessee shall comply with all laws, ordinances, rules and orders of appropriate governmental authorities affecting the use of the leased premises during the term of this Lease. Lessee shall not assign this Lease or sublet the leased premises without the written consent of Lessor.

         6. Condition, Maintenance and Surrender of Premises. Lessee acknowledges and stipulates that he has examined the leased premises, that he is satisfied with the condition thereof and that the premises are in good order and repair and in a safe and tenantable condition. Lessee agrees to keep the leased premises in as good condition as at the commencement of this Lease, ordinary wear and tear and damage by the elements excepted, and to peaceably surrender the leased premises at the expiration of this Lease. Lessor shall maintain the roof parking area, exterior walls, landscaping, air-conditioning and hearing systems. Lessee agrees to render all other maintenance to the leased premises and to give Lessor prompt notice of any condition which would cause waste or damage to the leased premises.
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         7.  Insurance and Liability. Lessee shall furnish liability insurance in the amount of Five Thousand Dollars ($5,000.00) for medical payments to employees, invitees and all others on the premises, and One Hundred Thousand Dollars ($100,000.00) for each accident or occurrence and Five Hundred Thousand Dollars ($500,000.00) aggregate coverage. Lessee shall furnish proof of such insurance from time to time upon Lessor's request. Lessor may purchase these policies and charge Lessee therefore if Lessee fails to comply with this requirement. Further, Lessee assumes all risk and responsibility for accident or damage to person or property arising from the use of or in or about the premises, and Lessee agrees to save and hold harmless Lessor therefrom. Lessee shall insurance his merchandise and personal property. Lessor will keep the present building insured for fire and casualty (not including Lessee's property therein).

         8. Alterations and Improvements. Lessee shall make no alterations or improvements on the leased premises, including but not limited to painting and wallpapering, without the prior written consent of Lessor. All alterations, changes and improvements built, constructed or placed on the leased premises by Lessee shall, unless otherwise provided by written agreements between Lessor and Lessee, be the property of Lessor and remain on the leased premises at the expiration or sooner termination of this Lease. Subject to the provision that any sign shall be constructed and erected in accordance with paragraph 11 below and shall remain Lessee's property.

         9. Utilities. Lessee shall be responsible for arranging for and paying for all utility services required on the premises with the exceptions of water and sewer which are provided to Lessee and included in the monthly rental amount.

         10. Taxes. Lessee shall pay the pro-rata real estate taxes due in May and November of each year. The amount due will be 41% of the total taxes due as determined by square footage of the leased space adjusted for the pro-rata number of months leased. The Lessor will bill the Lessee and payment will be due by May 10 and November 10, respectively.

         11. Right of Inspection. Lessor and his agents shall have the right at all reasonable times during the term of this Lease and any renewal thereof to enter the leased premises for the purpose of inspecting the premises and all building and improvements thereon or for displaying the same to prospective purchasers thereof.

         12. Signs. The Lessee may, at its own risk, lawfully erect signs concerning the business of the occupant of the leased premises, on the exterior of the said building, or within and around the building, and shall maintain said signs in a good state of repair and save Lessor harmless from any loss, cost or damage as the result of the erection, maintenance, existence or removal thereof, and shall repair any damage as a result of the erection, existence, maintenance or removal of such signs. Upon vacating the leased premises, the Lessee shall promptly remove said signs and repair all damage caused by such removal.

         13. Duties at Termination. The Lessee shall deliver up and surrender to the Lessor the possession of the leased premises upon the expiration of this Lease or its termination, as herein provided, in as good condition and repair as the same shall be at the commencement of the term or may have been put by the Lessor during the continuance


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             thereof, ordinary wear and tear and damage by casualty excepted.
             The Lessee may, at the period of expiration of the Lease, remove all of the Lessee's trade fixtures which can be removed without costly injury to or undue defacement of said premises, provided all rents stipulated are paid in full and all damage to said property is promptly repaired.

         14. Destruction of Premises. If the premises shall be destroyed or so damaged as to require new structure to be erected, the Lessor shall have the option of rebuilding or of terminating this Lease. In the event of such rebuilding, the Lessee's rent shall completely abate from the date of such destruction until possession of the rebuilt premises is delivered to the Lessee. In the event of a partial destruction the damage whereby the Lessee shall be deprived of the occupancy of any portion of said premises, a proportionate allowance shall be made to the Lessee from the rent during the period of restoration or repair.

         15. Default. If said rent or any part thereof shall be in arrears and unpaid for a period of thirty days, or if said Lessee shall fail to keep and perform any of the covenants, agreements or conditions of this Lease on its part to be kept or performed, the Lessor may at any time thereafter and which any such condition exists, give thirty days notice to the Lessee of their intention to terminate this Lease, and if such default or condition is not corrected or remedies within that period, the Lessor may lawfully re-enter and repossess the demised premises, and expel the Lessee and those claiming under and through it and remove its effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, thereupon this Lease shall terminate, in which case the Lessee indemnifies the Lessor against all expenses and unavoidable loss of rent during the residue of the terms which the Lessor may incur by reasons of such termination.

         16. No Waiver Provision. No waiver of any covenant or condition or of the breach of covenant or condition of this Lease shall be taken to constitute a wavier of any subsequent breach of such covenant or condition nor to justify or authorize the non-observance on any other occasion of the same or any other covenant or condition hereof, nor shall the acceptance of rent by the Lessor at any time when the Lessee is in default under any covenant or condition hereof be construed as a waiver of such default or of the Lessor's right to terminate this Lease on account of such default; nor shall any waiver or indulgence granted by the Lessor be taken as an estoppel against the Lessor.

         17. Option to Renew. The Lessor hereby grants to the Lessee an option to extend this Lease for one term of one (1) year, such term running progressively and not concurrently, commencing with the expiration of the second year of the initial term. The Lessee may exercise such option by written notice to the Lessor not later than three (3) months prior to the expiration of the initial term. During the extended term, the Lessee shall hold the leased premises upon the same terms and conditions as are provided with respect to the initial term; provided, however, that prior to the expiration of the initial term the Lessor and Lessee shall mutually agree in writing upon the rental payments due under the terms of any extension of this Lease Agreement.


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         18. Abandonment. Lessee shall occupy the premises. If at any time
             Lessee abandons the leased premises Lessor may, at his option, enter the leased premises by any means without being liable for any prosecution therefore, and without becoming liable to Lessee for damages or for any payment of any kind whatever. If Lessor's right of re-entry is exercised following abandonment of the premises by Lessee, then Lessor may consider any personal property belonging to Lessee and left on the premises to also have been abandoned, in which case Lessor may dispose of all such personal property in any manner Lessor shall deem proper, and Lessor is hereby relieved of all liability for doing so.

         19. Binding Effect. The covenants and conditions herein contained shall apply to and bind the heirs, legal representatives and assigns of the parties hereto, and all covenants are to be construed as conditions of this Lease. Any corporate officers executing the Lease on behalf of a corporate Lessee agrees to be personally bound to the terms of the Lease.

         20. Enforcement. In the event that either party must commence or institute legal proceedings in an effort to enforce the terms and covenants of this Agreement, the prevailing party in such proceedings may recover from the breaching party the reasonable costs, including attorneys' fees, in enforcing the terms of this Agreement.

             IN WITNESS WHEREOF, the parties have executed this Lease on the day and year first above written.

             LESSOR                                    LESSEE


             /s/ Jim D. McMillion                      /s/ Jerry Engle
             ----------------------------              -------------------------
             Jim D. McMillion                          Jerry Engle, President
                                                       First Bank
             /s/ Sandra T. McMillion                   996 South State Road 135
             -----------------------------             Greenwood, Indiana  46143
             Sandra T. McMillion


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